                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by Registrant   [X]
Filed by a party other than the Registrant  [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

                          OPTICARE HEALTH SYSTEMS, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box): [X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)       Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------------

2)       Aggregate number of securities to which transaction applies:

-------------------------------------------------------------------------------
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

-------------------------------------------------------------------------------
4)       Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------------

5)       Total fee paid:

-------------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)       Amount previously paid:

-------------------------------------------------------------------------------

2)       Form, schedule or registration statement No.:

-------------------------------------------------------------------------------

3)       Filing party:

-------------------------------------------------------------------------------

4)       Date Filed:

-------------------------------------------------------------------------------

                          OPTICARE HEALTH SYSTEMS, INC.
                               87 GRANDVIEW AVENUE
                          WATERBURY, CONNECTICUT 06708
                                 (203) 596-2236



                                                                April 15, 2004

To Our Stockholders:

         On behalf of the Board of Directors of OptiCare Health Systems, Inc., I cordially invite you to attend the 2004 Annual Meeting of Stockholders to be held on Friday, May 7, 2004, at 12:00 p.m., local time, at Montammy Golf Club, Route 9W, Alpine, New Jersey.

         The accompanying Notice of Meeting and Proxy Statement cover the details of the matters to be presented.

         REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, I URGE THAT YOU PARTICIPATE BY COMPLETING AND RETURNING YOUR PROXY AS SOON AS POSSIBLE. YOUR VOTE IS IMPORTANT AND WILL BE GREATLY APPRECIATED. YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU DECIDE TO ATTEND THE ANNUAL MEETING.


                                                 Cordially,


                                                 /s/ Dean J. Yimoyines

                                                 Dean J. Yimoyines, M.D.
                                                 Chairman of the Board and
                                                 Chief Executive Officer

                          OPTICARE HEALTH SYSTEMS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 7, 2004


To Our Stockholders:

         You are cordially invited to attend the 2004 Annual Meeting of Stockholders (the "Meeting"), of OptiCare Health Systems, Inc. (the "Company"), which will be held on Friday, May 7, 2004, at 12:00 p.m., local time, at Montammy Golf Club, Route 9W, Alpine, New Jersey, for the following purposes:

         1. To elect eight members to serve on the Board of Directors until the next annual meeting of stockholders and until their successors are duly elected and qualified (Proposal 1); and

         2. To transact such other business as may properly be brought before the Meeting.

         Stockholders of record at the close of business on March 24, 2004 shall be entitled to notice of and to vote at the Meeting. A copy of the Annual Report of the Company for the year ended December 31, 2003 is being mailed to stockholders along with the attached Proxy Statement.

         YOUR VOTE IS IMPORTANT. PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU DECIDE TO ATTEND THE MEETING.

                                  BY ORDER OF THE BOARD OF DIRECTORS,


                                  /s/ Christopher J. Walls


                                  Christopher J. Walls
                                  Vice President, General Counsel and Secretary
April 15, 2004

                          OPTICARE HEALTH SYSTEMS, INC.
                               87 GRANDVIEW AVENUE
                          WATERBURY, CONNECTICUT 06708
                                 (203) 596-2236

                              --------------------

                                 PROXY STATEMENT

                              --------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MAY 7, 2004



                   PROXY SOLICITATION AND GENERAL INFORMATION

         This Proxy Statement and the enclosed form of proxy (the "Proxy Card") are being furnished to the holders of (i) the common stock, par value $.001 per share (the "Common Stock"), of OptiCare Health Systems, Inc., a Delaware corporation (the "Company"), (ii) the Company's Series B 12.5% voting convertible participating preferred stock (the "Series B Preferred Stock") and
(iii) the Company's Series C voting convertible preferred stock (the "Series C Preferred Stock" and, together with the Common Stock and Series B Preferred Stock, the "Voting Stock") in connection with the solicitation of proxies by the Board of Directors (the "Board" or "Board of Directors") of the Company for use at the 2004 Annual Meeting of Stockholders to be held on Friday, May 7, 2004, at 12:00 p.m., local time, at Montammy Golf Club, Route 9W, Alpine, New Jersey, and at any adjournment or postponement thereof (the "Meeting"). This Proxy Statement and the Proxy Card are first being sent to stockholders on or about April 15, 2004.

         At the Meeting, holders of Voting Stock will be asked:

         1. To elect eight members to serve on the Board of Directors until the next annual meeting of stockholders and until their successors are duly elected and qualified (Proposal 1); and

         2. To transact such other business as may properly be brought before the Meeting.

         The Board of Directors has fixed the close of business on March 24, 2004 (the "Record Date") as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. Each holder of Common Stock as of the Record Date shall be entitled to one vote for each share of Common Stock held on all matters to come before the Meeting and may vote in person or by proxy authorized in writing. Each holder of the Series B Preferred Stock and Series C Preferred Stock shall be entitled to one vote for each share of Common Stock into which such holder's shares are convertible.

         Stockholders are requested to complete, sign, date and promptly return the Proxy Card in the enclosed envelope. Voting Stock represented by properly executed proxies received by the Company and not revoked prior to the Meeting will be voted at the Meeting in accordance with instructions contained therein. If the Proxy Card is signed and returned without instructions, the shares will be voted FOR the election of each nominee for director named herein (Proposal
1). A stockholder who so desires may revoke his proxy at any time before it is voted at the Meeting by: (i) delivering written notice to the Company (attention: Corporate Secretary) prior to the Meeting; (ii)
duly executing and delivering a proxy bearing a later date prior to the Meeting; or (iii) casting a ballot at the Meeting. Attendance at the Meeting will not in and of itself constitute a revocation of a proxy. The Chairman of the Board and Chief Executive Officer will announce the closing of the polls during the Meeting. Proxies must be received prior to the closing of the polls in order to be counted.

         Where a stockholder is not the record holder, such as where the shares are held through a broker, nominee, fiduciary or other custodian, the stockholder must provide voting instructions to the record holder of the shares in accordance with the record holder's requirements in order to ensure the shares are properly voted.

         Stockholders who represent more than 50% of the voting power of the Voting Stock outstanding must be present or represented by proxy in order to constitute a quorum to conduct business at the Meeting. A list of eligible voters will be available at the Meeting.

         The Board of Directors knows of no other matters that are to be brought before the Meeting other than as set forth in the Notice of Meeting and this Proxy Statement. If any other matters properly come before the Meeting, the persons named in the enclosed Proxy Card or their substitutes will vote in accordance with their best judgment on such matters.

RECORD DATE; SHARES OUTSTANDING AND ENTITLED TO VOTE

         Only stockholders as of the close of business on the Record Date are entitled to notice of, and to vote at, the Meeting. As of the Record Date, there were 30,386,061 shares of Common Stock outstanding and entitled to vote, with each share entitled to one vote, 41,396,255 shares of common stock issuable upon conversion of the 3,204,960 outstanding shares and related accrued dividends of Series B Preferred Stock and 20,307,900 shares of common stock issuable upon conversion of 406,158 outstanding shares of Series C Preferred Stock. Each share of Series B Preferred Stock entitles the holder to one vote for each of the ten shares of common stock into which it is convertible and each share of Series C Preferred Stock entitles the holder to one vote for each of the 50 shares of common stock into which it is convertible. Accordingly, the total number of votes which may be cast at the meeting is 92,090,216.

REQUIRED VOTES

         The affirmative vote of a plurality of the votes cast in person or by proxy is necessary for the election of directors (Proposal 1).

         Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from beneficial owners. If specific instructions are not received, brokers may be precluded from exercising their discretion, depending on the type of proposal involved. Brokers have discretionary authority to vote shares for which they do not receive instructions from beneficial owners on Proposals 1. Shares as to which brokers have not received instructions from beneficial owners and either do not have discretionary authority or have not exercised discretionary authority are considered "broker non-votes." Broker non-votes will be counted for purposes of determining whether there is a quorum.

         Votes at the Meeting will be tabulated by an inspector of elections appointed by the Company or the Company's transfer agent. Since the affirmative vote of a plurality of votes cast is required for the election of directors (Proposal 1), abstentions, broker non-votes and other unvoted shares will have no effect on the outcome of such election.

         Palisade Concentrated Equity Partnership, L.P. ("Palisade"), which, as of the Record Date owned 19,375,000 shares of Common Stock, 2,880,600 shares of Series B Preferred Stock and 403,256 shares of Series C Preferred Stock, representing in the aggregate approximately 83% of the Voting Stock, has advised the Company that it intends to vote its shares FOR the approval of Proposal 1.

PROXY SOLICITATION

         The Company will bear the costs of the solicitation of proxies for the Meeting. Directors, officers and employees of the Company may solicit proxies from stockholders by mail, telephone, e-mail, personal interview or otherwise. Such directors, officers and employees will not receive additional compensation but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of Common Stock held of record by them, and such custodians will be reimbursed for their reasonable expenses.

         IT IS DESIRABLE THAT AS LARGE A PROPORTION AS POSSIBLE OF THE VOTING STOCK BE REPRESENTED AT THE MEETING. THEREFORE, EVEN IF YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY CARD TO ENSURE THAT YOUR STOCK WILL BE REPRESENTED. IF YOU ARE PRESENT AT THE MEETING AND DESIRE TO DO SO, YOU MAY WITHDRAW YOUR PROXY CARD AND VOTE IN PERSON BY GIVING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY. PLEASE RETURN YOUR EXECUTED PROXY CARD PROMPTLY.


                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         As of the Record Date, there were 30,386,061 shares of the Company's Common Stock outstanding and entitled to vote. In addition, there were 3,204,960 shares of Series B Preferred Stock outstanding entitled to voting power equivalent to an aggregate of 41,396,255 shares of Common Stock (i.e., one vote for each of the ten shares of Common Stock into which a share of Series B Preferred Stock and related accrued dividends are convertible) and 406,158 shares of Series C Preferred Stock outstanding entitled to voting power equivalent to an aggregate of 20,307,900 shares of Common Stock (i.e., one vote for each of the 50 shares of Common Stock into which a share of Series C Preferred Stock is convertible). Therefore, as of the Record Date, the aggregate voting power of the outstanding Common Stock, Series B Preferred Stock and Series C Preferred Stock which were entitled to notice of, and to vote at, the Meeting is equivalent to 92,090,216 shares of Common Stock.

         The following table sets forth, as of the Record Date, certain information regarding the beneficial ownership of the outstanding Voting Stock by: (i) each person who is known by the Company to own 5% or more of any class of the Company's Voting Stock (the holdings of certain unrelated entities listed below are based on shareholdings disclosed in their public filings), (ii) each of the Company's current directors and nominees for the Board of Directors,
(iii) each Named Executive Officer set forth in the Summary Compensation Table on page 11 and (iv) all of the Company's current executive officers and directors as a group. Unless otherwise indicated, each of the stockholders shown in the table below has sole voting and investment power with respect to the shares beneficially owned. Unless otherwise indicated, the address of each person named in the table below is c/o OptiCare Health Systems, Inc., 87 Grandview Avenue, Waterbury, Connecticut 06708.

NAMES OF EXECUTIVE OFFICERS, DIRECTORS,                                SERIES B PREFERRED     SERIES C PREFERRED
NOMINEES AND 5% STOCKHOLDERS                   COMMON STOCK (1)           STOCK (1)(2)             STOCK (3)
-------------------------------------------------------------------------------------------------------------------
                                                  SHARES     PERCENT       SHARES     PERCENT    SHARES     PERCENT
                                                  ------     -------       ------     -------    ------     -------
Palisade Concentrated Equity Partnership,       77,144,516    87.5%      2,880,600     89.9%    403,256      99.3%
L.P. (2 - 4)

Dean J. Yimoyines, M.D., Chairman and            6,351,014    17.5%        324,360     10.1%      2,902       0.7%
Chief Executive Officer (2, 3, 5)

Nicholas Berggruen (6)                           2,454,026     7.5%              -         -          -          -

Eric J. Bertrand, Director (7)                  77,198,816    87.6%      2,880,600     89.9%    403,256      99.3%

William A. Blaskiewicz, Vice President and         217,655        *              -         -          -          -
Chief Financial Officer (8)

Norman S. Drubner, Esq., Director (9)              524,489     1.7%              -         -          -          -

Jason M. Harrold, President, Managed               170,479        *              -         -          -          -
Vision Division (10)

Mark S. Hoffman, Director (11)                  77,144,516    87.5%      2,880,600     89.9%    403,256      99.3%

Richard L. Huber, Director (12)                    200,000        *              -         -          -          -

Clark A. Johnson, Director                         226,000        *              -         -          -          -

Melvin Meskin, Director (13)                       190,000        *              -         -          -          -

Mark S. Newman, Director (14)                      200,000        *

Christopher J. Walls, Esq., Vice President         143,750        *              -         -          -          -
and General Counsel (15)

Lance A. Wilkes, President and Chief               535,126     1.7%              -         -          -          -
Operating Officer (16)

All executive officers and directors as a       86,065,829    89.9%      3,204,960    100.0%    406,158     100.0%
group--13 persons. (2,3 and 17)

--------------------------------------------
* Less than 1%

(1) As used in this table, a beneficial owner of a security includes any person who, directly or indirectly, through contract, arrangement, understanding, relationship or otherwise, has or shares (a) the power to vote, or direct the voting of, such security or (b) investment power which includes the power to dispose, or to direct the disposition of, such security. In addition, a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days. Shares not outstanding but deemed beneficially owned by virtue of the right of an individual to acquire them within 60 days upon the exercise of an option are treated as outstanding for purposes of determining beneficial ownership and the percent beneficially owned by such individual and for the executive officers and directors as a group. The percentage of outstanding Common Stock set forth opposite the name of each stockholder has been determined in accordance with Securities and Exchange Commission Rule 13d-3(d)(1), without regard to Common Stock acquirable within 60 days hereafter under options, warrants, and convertible securities beneficially owned by persons other than such stockholder.

(2) Each share of Series B Preferred Stock entitles the holder to one vote for each of the ten shares of Common Stock into which it is convertible.

(3) Each share of Series C Preferred Stock entitles the holder to one vote for each 50 shares of Common Stock into which it is convertible.

(4) Common Stock beneficially owned by Palisade Concentrated Equity Partnership, L.P. ("Palisade") consists of 19,375,000 shares of Common Stock presently issued and outstanding; 400,000 shares of Common Stock issuable upon exercise of warrants; 37,206,716 shares of Common Stock issuable upon conversion of Series B Preferred Stock; and 20,162,800 shares of Common Stock issuable upon conversion of Series C Preferred Stock. Palisade may cast 76,744,516 votes at the Meeting, which represents 83.3% of the Voting Stock. The address of Palisade is One Bridge Plaza, Suite 695, Fort Lee, NJ 07024.

(5) Includes 130,000 shares of Common Stock and 1,461,450 shares of Common Stock issuable upon the exercise of outstanding options owned by Dr. Yimoyines. Also includes the following securities held by Linda Yimoyines, wife of Dr. Yimoyines: 374,925 shares of Common Stock; 4,189,539 shares of Common Stock issuable upon conversion of Series B Preferred Stock; 145,100 shares of Common Stock issuable upon conversion of Series C Preferred Stock; and 50,000 shares issuable upon exercise of warrants. Dr. Yimoyines disclaims beneficial ownership of securities held by his wife. At the Meeting, Dr. Yimoyines may cast an aggregate of 130,000 votes, representing 0.1% of the Voting Stock and Ms. Yimoyines may cast an aggregate of 4,709,564 votes, representing 5.1% of the Voting Stock.

(6) Consists of 2,300,000 shares of Common Stock issuable upon exercise of warrants held by Medici I Investment Corp. and 154,026 shares of Common Stock held by Alexander Enterprise Holdings Corp. Mr. Nicholas Berggruen acts as an investment advisor to both Medici I Investment Corp. and Alexander Enterprise. Mr. Berggruen disclaims beneficial ownership of such shares. The address of Alexander Enterprise Holdings Corp. is: c/o Alpha Investment Management, Inc., 499 Park Ave., 24th Floor, New York, NY 10022.

(7) Common Stock beneficially owned by Mr. Bertrand consists of 54,300 shares of Common Stock held directly by Mr. Bertrand; 19,375,000 shares of Common Stock owned by Palisade; 400,000 shares of Common Stock issuable upon exercise of warrants held by Palisade; 37,206,716 shares of Common Stock issuable upon conversion of Series B Preferred Stock owned by Palisade; and 20,162,800 shares of Common Stock issuable upon conversion of Series C Preferred Stock owned by Palisade. Mr. Bertrand is a director of Palisade Capital Management, LLC, an affiliate of Palisade.

(8) Includes 195,868 shares of Common Stock issuable upon the exercise of outstanding options held by Mr. Blaskiewicz.

(9) Includes 230,000 shares of Common Stock issuable upon the exercise of outstanding options held by Mr. Drubner.

(10) Consists of 170,479 shares of Common Stock issuable upon the exercise of outstanding options held by Mr. Harrold.

(11) Common Stock beneficially owned by Mr. Hoffman consists of 19,375,000 shares of Common Stock owned by Palisade; 400,000 shares of Common Stock issuable upon exercise of warrants held by Palisade; 37,206,716 shares of Common Stock issuable upon conversion of Series B Preferred Stock owned by Palisade; and 20,162,800 shares of Common Stock issuable upon conversion of Series C Preferred Stock owned by Palisade. Mr. Hoffman is a managing director of Palisade Capital Management, LLC, an affiliate of Palisade.

(12) Consists of 200,000 shares of Common Stock issuable upon the exercise of outstanding options held by Mr. Huber.

(13) Includes 40,000 shares of Common Stock issuable upon the exercise of outstanding options held by Mr. Meskin.

(14) Consists of 200,000 shares of Common Stock issuable upon the exercise of outstanding options held by Mr. Newman.

(15) Consists of 32,500 shares of common stock, 12,500 shares of restricted common stock and 98,750 shares of Common Stock issuable upon the exercise of outstanding options held by Mr. Walls.

(16) Includes 510,126 shares of Common Stock issuable upon the exercise of outstanding options held by Mr. Wilkes.

(17) See Notes 4, 5 and 7 through 16. Also includes 108,500 shares of common stock issuable upon the exercise of options held by an officer not included in Named Executive Officers.


                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         The Certificate of Incorporation and the Amended and Restated By-laws of the Company provide that the number of directors which shall constitute the whole Board of Directors of the Company shall be fixed and determined by resolution of the Board of Directors. Effective at the time and for the purposes of the Meeting, the number of directors of the Company, as fixed by the Board of Directors pursuant to the By-laws of the Company, will be eight.

         Directors of the Company are elected annually at the annual meeting of stockholders. Their respective terms of office continue until the next annual meeting of stockholders and until their successors have been elected and qualified in accordance with the Company's By-laws.

         Pursuant to a restructure agreement among the Company, Palisade and Dean J. Yimoyines, M.D. (the Chairman of the Board of Directors and Chief Executive Officer of the Company), dated as of December 17, 2001, as amended on January 5, 2002 and January 22, 2002, the Company has agreed that, so long as Palisade owns more than 50% of the voting power of the Company, it shall have the right to designate a majority of the Company's Board of Directors. Pursuant to this provision, Messrs. Bertrand, Hoffman, Johnson, Meskin and Newman have been nominated by the Board of Directors on the recommendation of Palisade.

         Unless otherwise specified on the Proxy Cards, each Proxy Card received will be voted FOR the election as directors of the eight nominees named below to serve until the next annual meeting of stockholders and until their successors shall have been duly elected and qualified. Each of the nominees has consented to be named a nominee in the Proxy Statement and to serve as a director if elected. Should any nominee become unable or unwilling to accept a nomination or election, the proxies named in the enclosed Proxy Card will vote for the election of an alternate nominee designated by the Board of Directors or will vote for such lesser number of directors as may be prescribed by the Board of Directors in accordance with the By-laws of the Company. The Board has no reason to believe that any nominee will be unable or unwilling to serve.

         The following Directors have been nominated for reelection to the
Board:

         ERIC J. BERTRAND - Mr. Bertrand, age 31, a current Director who was first elected on January 25, 2002, is a Director of Palisade Capital Management, LLC, an affiliate of Palisade Concentrated Equity Partnership, L.P., where he has held a series of positions of increasing responsibility since 1997. From 1996 to 1997, Mr. Bertrand held a position with Townsend Frew & Company, a healthcare-focused investment banking boutique. From 1994 to 1996, he was with Aetna, Inc.'s private equity group, focusing on middle market leveraged buy-outs and larger private equity investments. Mr. Bertrand is a Director of U.S. Vision, Control F-1 and Versura, Inc. He holds a Bachelor of Science in Business Administration from Bryant College and a Master of Business Administration in Finance and Entrepreneurship with a certificate in the Digital Economy from New York University.

         NORMAN S. DRUBNER, ESQ. - Mr. Drubner, age 64, a current Director who was first elected on November 1, 2001, is senior partner in the law firm of Drubner, Hartley & O'Connor, which he founded in 1971, and is the owner of Drubner Industrials, a commercial real estate brokerage firm. Mr. Drubner has been practicing law in Connecticut since 1963, specializing in real estate, zoning, and commercial transactions. He is a member of the Connecticut Bar and the Waterbury, Connecticut Bar Association. Mr. Drubner has been admitted to practice before the U.S. District Court, District of Connecticut. He is a former trustee of Teikyo Post University and was a Director of American Bank of Connecticut from 1985 - 2001. Mr. Drubner holds a Bachelor of Arts degree from Boston University and received his Juris Doctor degree from Columbia University in 1963.

         MARK S. HOFFMAN - Mr. Hoffman, age 43, a current Director who was first elected on January 25, 2002, is a Managing Director of Palisade Capital Management, LLC, an affiliate of Palisade Concentrated Equity Partnership, L.P., which he joined upon its formation in 1995. He is a Director of Refac and Neurologix, publicly-traded companies, as well as several privately held companies, including C3i, Marco Group and Marketing Technology Solutions.
Mr. Hoffman is a graduate of the Wharton School at the University of Pennsylvania.

         RICHARD L. HUBER - Mr. Huber, age 67, a current Director who was first elected on July 16, 2002, is Chief Executive Officer of Norte Sur, a private equity firm targeting Latin America. Mr. Huber is former Chairman, President and Chief Executive Officer of Aetna, Inc., the Hartford, CT-based insurance company, which he joined in 1995. At Aetna, Mr. Huber was responsible for a number of strategic acquisitions, such as NYLCare, PruCare and USHealthcare, making Aetna the largest healthcare insurer in the world. Prior to Aetna, Mr. Huber had a 35-year career in banking, including four years as Vice Chairman and Director of Continental Bank and senior management positions at Chase Manhattan and Citibank. Mr. Huber serves as Director of Danielson Holding Company, a publicly-traded company, and was a member of the Congressional International Financial Institutions Advisory Commission. He is a former Coast Guard officer and holds a Bachelor of Arts degree from Harvard College.

         CLARK A. JOHNSON - Mr. Johnson, age 72, a current Director who was first elected on May 21, 2002, is Chairman of PSS World Medical, Inc., a national distributor of medical equipment and supplies to physicians, hospitals, and nursing homes. Mr. Johnson served as Chairman and Chief Executive Officer of Pier 1 Imports from March 1985 to June 1998. He is a Director of the following public companies: MetroMedia International Group, Neurologix, Inc., and Refac. Mr. Johnson owns a 5% preferred, non-voting equity interest in Palisade Capital Management, LLC, an affiliate of Palisade Concentrated Equity Partnership, L.P.

         MELVIN MESKIN - Mr. Meskin, age 59, a current Director who was first elected on January 25, 2002, is Chairman of Refac, a publicly held company on the American Stock Exchange. Mr. Meskin retired as Vice President-Finance-National Operations of Verizon, the combined Bell Atlantic/GTE telecommunications company. Mr. Meskin joined New York Telephone in 1970 and held a variety of line and staff assignments with the company over a 31-year career. In 1994, he was named Vice President-Finance and Treasurer for NYNEX Telecommunications. When Bell Atlantic and NYNEX merged, he was appointed Vice President-Finance and Comptroller of Bell Atlantic. Mr. Meskin is a member of the Board of Trustees of the Post Graduate Center for Mental Health.

         MARK S. NEWMAN - Mr. Newman, age 54, a current Director who was first elected on May 21, 2002, is Chairman of the Board, President and Chief Executive Officer of DRS Technologies, Inc., a publicly-traded company and a leading supplier of defense electronics systems to government and commercial customers worldwide. Mr. Newman joined DRS Technologies in 1973, served many years as its Chief Financial Officer, was named a Director in 1988, became President and Chief Executive Officer in 1994, and was elected Chairman of the Board in 1995. Mr. Newman serves as Chairman of the American Electronics Association, and as a Director of the New Jersey Technology Council, SSG Precision Optronics and the Congoleum Corporation where he chairs the Audit Committee. He is a member of the Board of Governors of the Aerospace Industries Association of America, and also serves as a member of the Navy League of the United States, the National Defense Industrial Association, the Association of the U.S. Army, and the American Institute of Certified Public Accountants, among other professional affiliations. Mr. Newman holds a Bachelor of Arts degree in Economics from the State University of New York at Binghamton and a Master of Business Administration from Pace University. He is also a C.P.A.

         DEAN J. YIMOYINES, M.D. - Dr. Yimoyines, age 56, a current Director, has served as Chairman of the Board and Chief Executive Officer of OptiCare Health Systems, Inc. since August 13, 1999. Dr. Yimoyines also served as President of OptiCare Health Systems, Inc. from August 13, 1999 to June 10, 2002. Dr. Yimoyines is a founder of OptiCare Eye Health Centers, Inc. and has served as the Chairman, President and Chief Executive Officer of OptiCare Eye Health Centers, Inc. since 1985. Dr. Yimoyines has been instrumental in the development and implementation of the business of OptiCare Eye Health Centers, Inc. for nearly 20 years. He graduated with distinction from the George Washington School of Medicine. He completed his ophthalmology residency at the Massachusetts Eye and Ear Infirmary, Harvard Medical School. Dr. Yimoyines completed fellowship training in vitreoretinal surgery at the Retina Associates in Boston. He is a graduate of the OPM (Owner / President Management) program at Harvard Business School and is a Fellow of the American Academy of Ophthalmology.

                 THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR
                   EACH OF THE ABOVE NAMED DIRECTOR NOMINEES.


           INFORMATION CONCERNING MEETINGS OF THE BOARD OF DIRECTORS,
                   BOARD COMMITTEES AND DIRECTOR COMPENSATION

MEETINGS AND COMMITTEES

         During 2003, the Board of Directors held five meetings and acted by written consent on nine occasions. The Board of Directors has a standing Audit Committee, a Compensation Committee and an Executive Committee. The Board previously had a Stock Plan Committee, but this Committee was disbanded in 2001. The Audit, Compensation and Executive Committees do not meet on a regular basis, but only as circumstances require. During 2003, all of the directors then in office attended at least 75% of the total number of meetings of the Board of Directors and the Committees of the Board of Directors on which they served. Each member of the Board of Directors is encouraged to attend each annual meeting of our stockholders. Seven of our directors attended our annual meeting of stockholders held in 2003.

Audit Committee

         The functions of the Audit Committee are to recommend to the Board of Directors the appointment of independent auditors for the Company, to analyze the reports and recommendations of such auditors and to review the Company's systems of internal controls. The Audit Committee also monitors the adequacy and effectiveness of the Company's financial controls and reporting procedures. The Audit Committee met four times during 2003 and acted by written consent on one occasion. The Audit Committee is comprised of Messrs. Drubner, Huber and Newman (Chairman). All members of the Audit Committee are "independent directors" as required by the Securities and Exchange Commission and the applicable listing standards of the American Stock Exchange. Mr. Newman qualifies as an "audit committee financial expert" as required by the Securities and Exchange Commission. The current charter of the Audit Committee, as adopted by the Board of Directors on March 9, 2004, is set forth in Appendix A to this Proxy Statement.

Compensation Committee

         The Compensation Committee determines or recommends the compensation of officers of the Company and approves and authorizes the execution of employment agreements with officers and employees other than the chief executive officer. The Compensation Committee met three times during the year ended December 31, 2003. The Compensation Committee currently consists of Messrs. Drubner, Huber and Johnson (Chairman). At the beginning of 2003, the Compensation Committee consisted of: Mr. Johnson; Mr. Bertrand, and Mr. Cornstein. Mr. Cornstein, Chairman, resigned from the Board on May 19, 2003 and his seat as Chairman of the Compensation Committee was then taken by Mr. Johnson; Mr. Drubner was appointed to the Compensation Committee on May 19, 2003, replacing Mr. Cornstein; and Mr. Bertrand relinquished his seat on the Compensation Committee to Mr. Richard Huber on April 1, 2004.

Compensation Committee Interlocks and Insider Participation

         Messrs. Bertrand, Drubner, and Johnson served on the Compensation Committee during 2003. During 2003, no executive officer of the Company (i) served as a member of the Compensation Committee (or other committee of the Board of Directors performing similar functions or, in the absence of any such committee, the Board of Directors) of another entity, one of whose executive officers served on the Company's Compensation Committee, (ii) served as director of another entity, one of whose executive officers served on the Company's Compensation Committee, or (iii) served as member of the Compensation Committee (or other committee of the Board of Directors performing similar functions or, in the absence of any such committee, the Board of Directors) of another entity, one of whose executive officers served as a director of the Company.

Executive Committee

         The Executive Committee may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Company for operational matters with a monetary impact or exposure of less than $500,000 individually or in the aggregate. The Executive Committee was established on March 19, 2002 and is currently comprised of Mr. Bertrand and Dr. Yimoyines. The Executive Committee did not meet in 2003.

Nominating Committee

         Our Board of Directors does not have a Nominating Committee or a committee serving a similar function. Our Board of Directors as a whole considers nominations for directors. We have no Nominating Committee because as a "Controlled Company" within the rules of The American Stock Exchange we are not required to have one, and accordingly we do not have a Nominating Committee charter. Our Board of Directors will consider candidates recommended by stockholders and from other sources such as directors or officers, third-party search firms or other appropriate sources. In considering potential candidates, our Board of Directors considers a candidate's personal integrity and sound judgment, business and professional skills and experience, independence, possible conflicts of interest, the extent to which the candidate would fill a present need on the board and concern for the long-term interest of our stockholders. If you would like our Board of Directors to consider a candidate for nomination for election at our Annual Meeting of Stockholders to be held in 2005, the candidate's name and other required information must be received by the Company no later than December 17, 2004, to be considered for inclusion in the Proxy Statement and form of proxy for the 2005 Annual Meeting. You must send together with the candidate's name and his or her consent to be nominated, the information required regarding the election of a nominee for director pursuant to Regulation 14A under the Securities Exchange Act of 1934. This information should be sent to the Company's Corporate Secretary at OptiCare Health Systems, Inc., 87 Grandview Avenue, Waterbury, Connecticut 06708.

Special Committee

         In February 2003, the Company's Board of Directors formed a Special Committee in connection with a proposed exchange transaction (the "Proposed Transaction") whereby Palisade Concentrated Equity Partnership, L.P., the Company's majority stockholder, and Linda Yimoyines, wife of the Company's Chief Executive Officer, would exchange debt owed to them by the Company for stock of the Company. The Board of Directors determined it to be in the best interests of the Company to appoint a Special Committee of independent directors of the Board of Directors for the purpose of considering, evaluating and negotiating the Proposed Transaction. The Special Committee, which consisted of Messrs. Drubner, Huber and Newman, met multiple times from February 2003 through May 2003 to consider the Proposed Transaction, which was ultimately recommended by the Special Committee and approved by the entire Board of Directors in May 2003.

Communicating with the Independent Directors

         The Board of Directors does not have a formal policy with regard to stockholder communications to the Board of Directors. The Board of Directors will give appropriate attention to written communication that are submitted by stockholders and will respond if and as appropriate. The Board of Directors has delegated to the Corporate General Counsel and Secretary responsibility for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate. Stockholders who wish to send communications on any topic to the Board of Directors should address such communications to the Board of Directors of the Company, in care of the Company's Corporate Secretary.


COMPENSATION OF DIRECTORS

         Effective January 1, 2003, independent, non-employee directors of the Company serving on the Board of Directors as of the first day of the calendar year, receive an annual non-qualified stock option to purchase 30,000 shares of the Company's Common Stock pursuant to the Company's Amended and Restated 2002 Stock Incentive Plan (the "2002 Stock Plan"). Independent, non-employee directors serving as members of committees of the Board of Directors as of the first day of the calendar year receive an annual non-qualified stock option to purchase 10,000 shares of the Company's Common Stock, pursuant to the Company's 2002 Stock Plan, for each committee on which they serve. Options for both Board and committee membership are exercisable starting on the last calendar day of the calendar year provided the director is still serving on the Board of Directors at that time at an exercise price equal to the fair market value of the Common Stock on the date of grant. Directors who are also employees of the Company do not receive any additional compensation for their service as directors.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

         The Audit Committee assists the Board in overseeing and monitoring the integrity of the Company's financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written Charter, which was adopted by the Board on March 9, 2004 and set forth in Appendix A to this Proxy Statement. The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing the Company's overall financial reporting process. In fulfilling its responsibilities for the financial statements for 2003, the Audit Committee took the following actions:

         1. The Audit Committee has reviewed and discussed with management the Company's audited financial statements for the year ended December 31, 2003.

         2. The Audit Committee has discussed with Deloitte & Touche LLP, the Company's independent accountants, the matters required to be discussed by Statement of Auditing Standards No. 61, Communications with Audit Committees.

         3. The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with Deloitte & Touche LLP their independence.

         4.    Based on the reviews and discussions referred to in paragraphs
               (1) through (3) above, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.


                                                       Respectfully submitted,


                                                       Norman S. Drubner, Esq.
                                                       Richard L. Huber
                                                       Mark S. Newman

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following summary compensation table sets forth information concerning the annual and long-term compensation earned by the Company's chief executive officer and each of the four other most highly compensated executive officers of the Company whose annual salary and bonus during 2003 exceeded $100,000 (collectively, the "Named Executive Officers").

                                                                                   LONG-TERM
                                           ANNUAL COMPENSATION                COMPENSATION AWARDS
                                  -------------------------------------- ------------------------------
                                                             OTHER
                                                            ANNUAL         RESTRICTED     SECURITIES      ALL OTHER
         NAME AND                               BONUS    COMPENSATION        STOCK        UNDERLYING    COMPENSATION
    PRINCIPAL POSITION      YEAR   SALARY ($)   ($)(3)      ($) (4)        AWARDS ($)    OPTIONS (#)       ($) (6)
    ------------------      ----   ----------  -------      -------        ----------    -----------       -------
Dean J. Yimoyines, M.D.     2003    345,000    93,500       50,506             -               100,000      26,663
Chairman of the Board of    2002    349,423    101,960      47,891             -             1,150,000      24,408
Directors and Chief         2001    410,000    50,000       41,108             -                     -      22,552
Executive Officer

William A. Blaskiewicz      2003    150,000    50,000         -                -                20,000      4,133
Vice President and          2002    145,000    34,640         -                -               250,000      3,812
Chief Financial Officer     2001    133,462    30,000         -                -                     -      3,143

Jason M. Harrold            2003    180,000    14,200         -                -                22,500      3,376
President of the Managed    2002    175,000    44,000         -                -               150,000      2,985
Vision Division             2001    157,692    65,000         -                -                     -      2,342

Christopher J. Walls (1)    2003    160,000    50,000         -                -                20,000      3,673
Vice President and          2002    126,923    34,640         -             4,000 (5)          125,000       202
General Counsel

Lance A. Wilkes (2)         2003    216,000    53,250         -                -                40,500      1,954
President and               2002    113,077    81,800         -                -             1,000,000       108
Chief Operating Officer

(1) Mr. Walls was hired as Vice President and General Counsel in February 2002. His annual base salary for 2002 was $150,000.

(2) Mr. Wilkes was hired as President and Chief Operating Officer in June 2002. His annual base salary for 2002 was $210,000.

(3) Bonuses are awarded in the form cash and/or shares of the Company's Common Stock. Awards of the Company's Common Stock are valued at the market price as of the date of grant. The 2003 bonus includes a transaction bonus, related to the acquisition of Wise Optical, and a performance bonus. The transaction bonus was awarded in the form of shares of the Company's Common Stock to: Dr. Yimoyines - 30,000 shares valued at $19,500; Mr. Blaskiewicz
     - 20,000 shares valued at $13,000; Mr. Walls - 20,000 shares valued at $13,000; and Mr. Wilkes - 25,000 shares valued at $16,250. The 2003 performance bonus was awarded in the form of cash and the Company's Common Stock as follows: Dr. Yimoyines - $40,000 in cash and 50,000 common shares valued at $34,000; Mr. Blaskiewicz - $20,000 in cash and 25,000 common shares valued at $17,000; Mr. Harrold - $4,000 in cash and 15,000 common shares valued at $10,200; Mr. Walls - $20,000 in cash and 25,000 common shares valued at $17,000; and Mr. Wilkes - $20,000 in cash and $25,000 common shares value at $17,000. Bonuses for 2002 were in the form of cash, except for Dr. Yimoyines' which consisted of cash of $36,960 and 100,000 common shares valued at $65,000.

(4) The amounts shown include insurance premiums paid the Company for disability insurance on behalf of Dr. Yimoyines of $23,960 in 2003; $20,980 in 2002; and $16,231 in 2001.

(5) Represents an aggregate of 25,000 shares of restricted common stock valued at the market price of the Company's Common Stock as of the date of grant. Vested 25% on March 19, 2003 and 2004. Vesting 25% on March 19, 2005 and 2006.

(6) The amounts shown include, for the year ended December 31, 2003: (i) matching contributions by the Company under a 401(k) retirement savings plan maintained by the Company for each of Dr. Yimoyines ($4,000); Mr. Blaskiewicz ($3,708); Mr. Harrold ($3,046); Mr. Walls ($3,219); and Mr. Wilkes ($1,530); and (ii) insurance premiums paid by the Company for life insurance on behalf of Dr. Yimoyines ($22,663); Mr. Blaskiewicz ($425); Mr. Harrold ($330); Mr. Walls ($454); and Mr. Wilkes ($424).


OPTIONS GRANTED IN 2003

                                                     INDIVIDUAL GRANTS
                               --------------------------------------------------------------
                               NUMBER OF SHARES     % OF TOTAL
                                  UNDERLYING      OPTIONS GRANTED   EXERCISE                   GRANT DATE
                                OPTIONS GRANTED   TO EMPLOYEES IN     PRICE     EXPIRATION        VALUE
NAME                                  (#)           FISCAL YEAR      ($/SH)        DATE          ($) (2)
-------------------------------------------------------------------------------------------------------------
Dean J. Yimoyines, M.D.           100,000 (1)         16.2 %          0.65        2/28/13        $35,000
William A. Blaskiewicz            20,000 (1)           3.2 %          0.65        2/28/13        $7,000
Jason M. Harrold                  22,500 (1)           3.6 %          0.65        2/28/13        $7,785
Christopher J. Walls              20,000 (1)           3.2 %          0.65        2/28/13        $7,000
Lance A. Wilkes                   40,500 (1)           6.6 %          0.65        2/28/13        $14,175

(1) Vested 25% on February 28, 2004; Vesting 25% on: February 28, 2005, February 28, 2006 and February 28, 2007.

(2) The estimated values reported are based on the Black-Scholes pricing model with the following assumptions: risk free interest rate of 3.0%, stock price volatility of 60%, no dividends and a holding period of five years. The estimated values are not intended as a forecast of the future appreciation in the price of the Common Stock. If the Common Stock does not increase in value above the exercise price of the stock options, then the grants described in the table will have no value. There is no assurance that the value realized by an executive will be at or near the values estimated.

AGGREGATE OPTION EXERCISES IN 2003 AND YEAR END OPTION VALUES

         The following table contains certain information regarding options to purchase Common Stock held as of December 31, 2003, by each of the Named Executive Officers. None of the Named Executive Officers exercised stock options during 2003.

                                       NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                      UNDERLYING UNEXERCISED             IN-THE-MONEY OPTIONS
                                     OPTIONS AT 12/31/03 (#)              AT 12/31/03 ($) (1)
                                   -----------------------------     ------------------------------
                                                         NON-                              NON-
NAME                                EXERCISABLE      EXERCISABLE       EXERCISABLE     EXERCISABLE
----------------------------------------------------------------     ------------------------------
Dean J. Yimoyines, M.D.                1,273,950        587,500           $323,500        $276,500
William A. Blaskiewicz                   128,368        157,500            $68,000         $84,200
Jason M. Harrold                         127,354        103,750            $41,625         $51,100
Christopher J. Walls                      62,500         82,500            $37,500         $39,700
Lance A. Wilkes                          250,000        790,500            $75,000        $229,455

(1) The value of the in-the-money options was calculated as the difference between the closing price of our Common Stock as reported on the American Stock Exchange on December 31, 2003 and the exercise price of the options.


                        REPORT ON EXECUTIVE COMPENSATION
                          BY THE COMPENSATION COMMITTEE

COMPENSATION POLICY

         The policy of the Compensation Committee is to determine or recommend compensation of the Company's officers reflecting the contribution of such officers to growth in revenue and earnings, the implementation of strategic plans consistent with long term growth objectives and the enhancement of stockholder value. Contributions to the specific corporate and business unit objectives are evaluated in setting compensation policy, including growth in revenue and earnings in the Company's three divisions, the development of new business opportunities and other strategic initiatives. The Company's compensation program consists of base salary, bonus and long-term incentive compensation comprised of the award of stock options and restricted stock under the Company's Amended and Restated 2002 Stock Incentive Plan and its 2003 Incentive Compensation Plan. Compensation decisions, other than base compensation for executive officers with multi-year contracts, are generally made on a calendar year basis.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         During the year ended December 31, 2003, Dr. Yimoyines, the Chief Executive Officer of the Company, received no compensation other than pursuant to his employment agreement with the Company, which was approved by the Compensation Committee and the Board of Directors of the Company during 1999. However, in connection with the Company's Capital Restructuring Transactions in January 2002, Dr. Yimoyines agreed in principle to an adjustment to his annual base salary and guaranteed bonus, which, when later implemented, reduced that salary from $410,000 to $335,000, effective March 4, 2002. Effective January 1, 2003, his annual base salary was increased to $345,000.

         During 2003, under Dr. Yimoyines' leadership, the Company substantially improved the profitability of its Consumer Vision Division, diversified the revenue base of its Managed Vision Division, and added a $50 million eye care products distribution business to its Distribution & Technology Division. Operational and marketing improvements in Consumer Vision led to substantially improved operating results; a promising direct-to-employer suite of products was added by Managed Vision to reduce its reliance on a relatively small number of large, wholesale contracts; in February 2003, Wise Optical, one of the leading contact lens distributors in the U.S., was acquired by, and integrated into, the Company under very challenging circumstances. In addition, during 2003, Dr.

Yimoyines was instrumental in the Company's achievement of settlements with many of its former Health Services Organization affiliates, in keeping with the Company's plans to exit from that sector and concentrate on more forward-looking ventures. Dr. Yimoyines also led the Company through a bank debt restructuring which resulted in more credit becoming available on better terms than the Company previously experienced.

         The Committee believes that Dr. Yimoyines has managed the Company favorably in a changing and competitive business climate. He has contributed substantially to growth in revenue, implementation of strategic plans consistent with long term growth objectives and the enhancement of stockholder value. In determining the amount of Dr. Yimoyines' bonus, the Committee assessed the end of the year results against the qualitative and quantitative objective that had been established at the start of the year and awarded Dr. Yimoyines his bonus based on this assessment. Mr. Yimoyines' bonus was paid solely on the achievement of qualitative objectives.

         During 2003, the Board of Directors awarded stock options and stock to Dr. Yimoyines and certain of the other executive officers and key employees of the Company. The options and stock, which were awarded under terms of the Amended and Restated 2002 Stock Incentive Plan and in connection with the Company's acquisition of Wise Optical, were intended to: (1) align executive interest with stockholder interest by creating a direct link between compensation and stockholder return; (2) assure that executives maintain a significant long-term interest in the Company's success; and (3) help retain key employees in a competitive market.


                                                      Respectfully submitted,


                                                      Eric J. Bertrand
                                                      Norman S. Drubner, Esq.
                                                      Clark A. Johnson

PERFORMANCE GRAPH

         The following graph compares the performance of an investment of $100.00 in the Company's Common Stock with the performance of an investment of $100.00 in the CRSP NASDAQ Health Index (a published industry index), and the American Stock Exchange Composite Index, for the period from August 16, 1999 (the first day on which the Company's Common Stock was publicly traded on the American Stock Exchange and the first trading day after the closing of the mergers with PrimeVision Health, Inc. and OptiCare Eye Health Centers, Inc.) through December 31, 2003. The stock price performance shown on the graph is not necessarily indicative of future price performance.



                            TOTAL RETURN PERFORMANCE



                                [GRAPH OMITTED]





                                                                        PERIOD ENDING
                                                ---------- ----------------------------------- ----------- -----------
                                                 8/16/99    12/31/99    12/29/00    12/31/01    12/31/02    12/31/03
                                                ---------- ----------- ----------- ----------- ----------- -----------
OptiCare Health Systems, Inc.                    100.00      50.91        7.27        6.30       15.33       30.66
CSRP Index for NASDAQ Health Services            100.00      89.20       122.50      132.40      114.10      174.48
AMEX Composite                                   100.00      118.09      109.53      101.95      83.33       112.79

EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS

         Key provisions of the employment agreements with the Named Executive Officers are summarized below.

         Dean J. Yimoyines, Chairman and Chief Executive Officer. The Company entered into an employment agreement with Dr. Yimoyines on August 10, 1999. The initial term of Dr. Yimoyines' employment agreement, which was three years, expired August 13, 2002. Pursuant to its terms, the agreement was automatically renewed for one year on August 13, 2002 and again on August 13, 2003. The agreement is automatically renewable for additional one year terms unless either party gives six months' notice. Dr. Yimoyines may terminate his employment agreement without cause upon six months' notice. Under the terms of the agreement, Dr. Yimoyines' annual base salary and guaranteed bonus was $410,000. However, in connection with the Company's capital restructuring transactions, Dr. Yimoyines agreed in principle to an adjustment to his annual base salary and guaranteed bonus, which, when later implemented, reduced that salary and bonus to $335,000. Effective January 1, 2003, his annual base salary and guaranteed bonus was increased to $345,000. Dr. Yimoyines may receive performance-based bonuses, as determined by the Board of Directors, of up to 100% of base salary plus guaranteed bonus, subject to the achievement of goals established for each calendar year by the Board of Directors or the Compensation Committee. Dr. Yimoyines is entitled to a disability benefit consisting of full base salary and guaranteed bonus for the first six months of a disability, and thereafter 65% of base salary, guaranteed bonus and performance-based bonus earned as of the date of disability and to a life insurance policy on his life in the amount of $1,500,000 payable to a beneficiary designated by Dr. Yimoyines. If his employment is terminated on account of disability or without cause by the Company, Dr. Yimoyines shall receive a lump sum payment of the greater of $500,000 or an amount equal to his total compensation for the year prior to termination, plus continuation of all benefits for a period of three years after termination. If: (a) during the three year period following a change in control, Dr. Yimoyines' duties are materially diminished, his principal place of employment is moved more than 50 miles, or his employment is terminated on account of disability or by the Company without cause or by non-renewal of the agreement, or (b) Dr. Yimoyines voluntarily terminates his employment during the one year period following a change in control, then Dr. Yimoyines shall receive severance pay equal to the greater of $500,000 or an amount equal to his total compensation for the year ended prior to the change in control. If Dr. Yimoyines' employment is not terminated at the Company's election, then: (1) during the term of the agreement and for a period of 18 months after the date of termination of employment, Dr. Yimoyines shall not engage in the practice of any branch of ophthalmology or ophthalmic surgery in any capacity in Connecticut or any portion of any other state where the Company actively conducts business; and
(2) for the 12-month period following termination, Dr. Yimoyines may not render services to any organization which is engaged in: (i) researching, developing, marketing or selling any eye wear or eye care product, process or service or
(ii) management of an ophthalmic medical practice which competes with any of the Company's products, processes or services. It is the Company's expectation that Dr. Yimoyines' employment agreement will be amended and extended, although, other than Dr. Yimoyines' acceptance of a reduction in annual base salary and guaranteed bonus, the agreement has not been so amended.

         William A. Blaskiewicz, Vice President, Chief Financial Officer. Mr. Blaskiewicz' employment agreement began on September 1, 2001, and continues until terminated by either party. Effective January 1, 2003, his base annual salary, excluding the cost of certain perquisites, is $150,000. As provided in the Company's 2003 Incentive Compensation Plan, Mr. Blaskiewicz may receive discretionary bonuses as authorized by the Board of Directors and as determined by the Chief Executive Officer. Mr. Blaskiewicz may terminate the agreement for any reason upon 90 days' notice. It shall be deemed a termination of the agreement if, during the term of the agreement, the Company: (a) requires Mr. Blaskiewicz to relocate permanently outside of Connecticut, (b) requires Mr. Blaskiewicz to render services other than those customarily performed by chief financial officers or (c) materially increases or decreases his duties or responsibilities. In the event of a deemed termination, or if the Company terminates Mr. Blaskiewicz' employment agreement without cause, then he shall receive: (a) a severance payment equal to his base salary for 12 months from the date of termination, and (b) payment for any benefits which are required to be continued under COBRA during the 12 months from the date of termination. Additionally, during the term of the agreement and for a period of 18 months after termination, subject to certain exceptions, Mr. Blaskiewicz may not render services directly or indirectly to any organization that competes with a product, process or service of the Company.

         Jason M. Harrold, President, Managed Vision Division. The Company entered into an employment agreement with Mr. Harrold on July 1, 2000. The initial term of this agreement was two years, but it is automatically renewable for subsequent one year terms unless either party gives the other six months' notice prior to the renewal date. Pursuant to its terms, on June 30, 2002, Mr. Harrold's employment agreement was automatically renewed for one year to June 30, 2003, and on June 30, 2003 was renewed for one year to June 30, 2004. Effective January 1, 2003, Mr. Harrold's annual base salary is $180,000. As provided in the Company's 2003 Incentive Compensation Plan, Mr. Harrold may receive discretionary bonuses of up to 100% of base salary, as authorized by the Board of Directors and as determined by the Chief Executive Officer and Chief Operating Officer. Mr. Harrold may terminate the agreement without cause upon six months' notice and the Company may terminate without cause at any time upon notice. If Mr. Harrold is terminated without cause, he is entitled to: (a) a lump sum payment of 12 months' base salary, and (b) benefits for a 12-month period. If Mr. Harrold becomes disabled, he is entitled to full base salary for the first three months, and, thereafter, as allowed by a long-term disability policy provided by the Company, 60% of base salary plus performance-based bonus earned as of the date of disability. During the term of the agreement and for a period of 18 months after termination, subject to certain exceptions, Mr. Harrold may not render services directly or indirectly to any organization which is engaged in: (i) the managed eye care business, (ii) the optical buying group business, or (iii) the business of owning or managing the practice of ophthalmologists, optometrists, opticians, ambulatory or refractive surgery facilities or providing services to such organizations. If, during the one year period following a change in control of the Company, Mr. Harrold's duties are materially diminished, his principal place of employment is moved more than 50 miles, or his employment is terminated by the Company without cause or by non-renewal of the agreement, he shall receive a lump sum payment equal to his annual base salary.

         Christopher J. Walls, Vice President and General Counsel. The Company entered into an employment agreement with Mr. Walls on February 18, 2002. The agreement continues until terminated by either party. Effective January 1, 2003, Mr. Walls' annual base salary, excluding the cost of certain perquisites, is $160,000. As provided in the Company's 2003 Incentive Compensation Plan, Mr. Walls may receive discretionary bonuses as authorized by the Board of Directors and as determined by the Chief Executive Officer. Following Board of Director approval, Mr. Walls received, pursuant to the 2002 Stock Incentive Plan, options to purchase up to 125,000 shares of the Company's Common Stock at an exercise price of $0.16 per share, which options vest at the rate of 25% per year over four years commencing March 19, 2003. Mr. Walls also received 25,000 shares of restricted Common Stock, which shares vest at the rate of 25% per year over four years commencing March 19, 2003. Mr. Walls may terminate the agreement for any reason without notice. If the Company terminates Mr. Walls' employment agreement without cause, then he shall receive: (a) a severance payment equal to his base salary for 3 months from the date of termination, and (b) payment for any benefits which are required to be continued under COBRA during such period as is then mandated by law commencing with the date of termination. If the Company terminates Mr. Walls' employment agreement without cause or in the event of a change in control of the Company, Mr. Walls' stock option grant and restricted stock grant shall become immediately vested.

         Lance A. Wilkes, President and Chief Operating Officer. The Company entered into an employment agreement with Mr. Wilkes on May 21, 2002. The agreement continues until terminated by either party. Mr. Wilkes' employment began on June 10, 2002. Effective January 1, 2003, Mr. Wilkes' annual base salary, excluding the cost of certain perquisites, is $216,000. As provided in the Company's 2003 Incentive Compensation Plan, Mr. Wilkes may receive discretionary bonuses as authorized by the Board of Directors and as determined by the Chief Executive Officer. Following Board of Director approval, Mr. Wilkes received, pursuant to the Amended and Restated 2002 Stock Incentive Plan, options to purchase up to 600,000 shares of the Company's Common Stock at an exercise price of $0.26 per share; options to purchase up to 200,000 shares of the Company's Common Stock at an exercise price equal to $1.00 per share; and options to purchase up to 200,000 shares of the Company's Common Stock at an exercise price equal to $2.00 per share, all of which options vest at the rate of 25% per year over four years commencing June 27, 2003. If the Company terminates Mr. Wilkes' employment agreement without cause, then he shall receive: (a) a severance payment equal to his base salary for three months from the date of termination, and (b) payment for any benefits which are required to be continued under COBRA during such period as is then mandated by law commencing with the date of termination. In the event of a change in control of the Company, Mr. Wilkes' stock option grant shall become immediately vested. During the term of the agreement and for a period of 18 months after termination, subject to certain exceptions, Mr. Wilkes may not render services directly or indirectly to any organization which is engaged in: (i) the managed eye care business, (ii) the optical buying group business, or (iii) the business of managing, owning or affiliating with the practices of ophthalmologists, optometrists, opticians, ambulatory or refractive surgery facilities or providing services to such facilities; and shall not, without the prior written consent of the Company, render services to any individual or organization which is engaged in researching, marketing or selling any process or service which competes or would compete with a product, process or service of the Company, its subsidiaries and affiliates.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


OPTICARE, P.C. PROFESSIONAL SERVICES AND SUPPORT AGREEMENT

         OptiCare Eye Health Centers, Inc. is party to a Professional Services and Support Agreement, dated December 1, 1995 with OptiCare, P.C., a Connecticut professional corporation. Dr. Yimoyines, the Chairman of the Board and Chief Executive Officer of the Company, and a beneficial holder of 17.5% of the Company's outstanding Voting Stock, is the sole stockholder of OptiCare, P.C. Pursuant to that agreement, OptiCare, P.C. employs medical personnel and performs all ophthalmology and optometry services at the Company's facilities in Connecticut. The Company selects and provides the facilities at which the services are performed and it is the exclusive provider of all administrative and support services for the facilities for which OptiCare, P.C. provides medical personnel and performs all ophthalmology and optometry services pursuant to this agreement. The Company bills and receives payment for the services rendered by the medical personnel of OptiCare, P.C., which totaled approximately $17.0 million in 2003, and OptiCare P.C. pays its physicians compensation for such medical services rendered, which totaled approximately $7.6 million in 2003. These amounts were included in the consolidated revenue and expense, respectively, of the Company for the year ended December 31, 2003. The Company owns all the rights to the "OptiCare" name and, under the terms of the agreement, if the agreement with OptiCare, P.C. is terminated, OptiCare, P.C. must change its name and discontinue using the OptiCare name. The agreement expired on December 1, 2002, but automatically renews for successive two year terms unless either party terminates the agreement at least 180 days before the next renewal date.

CERTAIN LEASES

         The Company, through its subsidiaries, was, during 2003, party to certain leases with entities in which present or former officers of the Company have ownership interests. All such leases which were in effect during all or part of 2003 are listed below.

         1. OptiCare Eye Health Centers, Inc. is the tenant under a Lease Agreement dated September 1, 1995 with O.C. Realty Associates Limited Partnership, as landlord. The leased premises are located in New Milford, Connecticut and are used for the practice of ophthalmology and optometry and incidental activities such as the sale of eyeglasses and corrective lenses. The term of the lease is 15 years. Dean J. Yimoyines, M.D., Chairman of the Board and Chief Executive Officer of the Company and John Yimoyines, brother of Dr. Yimoyines each owns a 4.11% interest in O.C. Realty Associates Limited Partnership. In 2003, OptiCare Eye Health Centers, Inc. paid $50,400 under the lease.

         2. OptiCare Eye Health Centers, Inc. is the tenant under a Lease Agreement dated September 1, 1995 with French's Mill Associates, as landlord. The leased premises are located in Waterbury, CT and are used for the practice of ophthalmology and optometry, an ambulatory surgery center, and incidental activities such as the sale of eyeglasses and corrective lenses. The term of the lease is fifteen years. In addition, OptiCare Eye Health Centers, Inc. pays all taxes, assessments, utilities and insurance related to the property being leased. Linda Yimoyines, wife of Dr. Yimoyines, and John Yimoyines each owns a 14.28% interest in French's Mill Associates. In 2003, OptiCare Eye Health Centers, Inc. paid $779,102 under the lease.

         3. OptiCare Eye Health Centers, Inc. is the tenant under a Lease dated September 30, 1997 with French's Mill Associates II, LLP, as landlord. The leased premises are located in Waterbury, CT and are the location of the Company's main headquarters. The term of the lease is fifteen years. Linda Yimoyines and John Yimoyines each own a 12.5% interest in French's Mill Associates II, LLP. In 2003, OptiCare Eye Health Centers, Inc. paid $166,026 under the lease.

         4. OptiCare Eye Health Centers, Inc. is also the tenant under a second Lease Agreement dated September 1, 1995 with French's Mill Associates II, L.L.P. as landlord. The leased premises are located in Waterbury, CT and are also part of the Company's main headquarters. The term of the lease is fifteen years. In addition, OptiCare Eye Health Centers, Inc. pays all taxes, assessments, utilities and insurance related to the property being leased. Linda Yimoyines and John Yimoyines each own a 12.5% interest in French's Mill Associates II, LLP. In 2003, OptiCare Eye Health Centers, Inc. paid $63,151 under the lease.

         5. O.N.B. Associates owns approximately a 25% interest in Cross Street Medical Building Partnership, the landlord under a lease dated March 1, 2001. The leased premises are located in Norwalk, CT and are used for the practice of ophthalmology and optometry and incidental activities such as the sale of eyeglasses and corrective lenses. The term of the lease is five years Linda Yimoyines and John Yimoyines each own an 11% interest in O.N.B. Associates. In 2003, OptiCare Eye Health Centers, Inc. paid $127,710 under the lease.

         6. PrimeVision Health, Inc., as a result of a merger with Cohen Systems, Inc. (now known as CC Systems), is a tenant under a Lease Agreement with Stephen Cohen, an officer of the Company, and Bente Jensen, Mr. Cohen's wife. The leased premises are located in Largo, FL and are used as the office for CC Systems' operations. The lease term is five years beginning October 1, 1999. In 2003, PrimeVision Health, Inc. paid $27,216 under the lease.

         A subsidiary of the Company remains a guarantor with respect to two leases where the lessee is an entity owned by Drs. Harrold and Barker, two former officers of the Company. The leased premises are used for the practice of optometry and for the sale of eyeglasses and corrective lenses and expire in 2005. Aggregate annual rent under the leases is $194,392. Each of the guarantees and its underlying lease involved the professional optometry practice locations and retail optical business the Company owned or operated in the State of North Carolina which were sold to Optometric Eye Care Center, P.A. in August 2002. Although, in connection with that sale, Optometric Eye Care Center, P.A. assumed from the Company any obligations the Company or its subsidiaries or affiliates may have had as lessee under those leases, Optometric Eye Care Center, P.A. and the Company were unable to obtain landlord consent to the assignment of the Company's guarantees with respect to the leases.

CONSULTING AGREEMENTS

         In June 2002, the Company entered into a consulting agreement with Melvin Meskin, a director of the Company. The consulting agreement expired on February 28, 2003 and a new agreement was entered into effective March 1, 2003. The March 1, 2003 agreement is still in effect as it provides for continuation under the same terms unless either party provides 30 days prior written notice of a desire to terminate. Such notice of termination has not been tendered or received by either party. In 2003 the Company had paid an aggregate of $68,000 to Mr. Meskin in consideration of consulting services under these agreements.

CONVERSION OF LOANS TO SERIES C PREFERRED STOCK

         In January 2002, Linda Yimoyines, wife of Dr. Yimoyines, participated in the January 2002 capital restructuring of the Company by lending the Company $100,000 on a subordinated basis. On May 12, 2003, Ms. Yimoyines exchanged the entire amount of principal and interest due to her under that loan, totaling approximately $116,000 for 2,902 shares of Series C Preferred Stock.

         Messrs. Bertrand and Hoffman, directors of the Company, are also officers of Palisade Capital Management, LLC, an affiliate of Palisade Concentrated Equity Partnership, LP ("Palisade"). Palisade, a holder of approximately 64% of the Common Stock of the Company and which now holds approximately 83% of the voting power of the Voting Stock of the Company, also participated in the January 2002 capital restructuring by lending the Company $13,900,0000 on a subordinated basis. On May 12, 2003, Palisade exchanged the entire amount of principal and interest due to them under that loan, totaling an aggregate of approximately $16,135,000, for a total of 403,256 shares of Series C Preferred Stock.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors does not intend to present any other matter for action at the Meeting other than as set forth in the Notice of Annual Meeting and this Proxy Statement. If any other matters properly come before the Meeting, it is intended that the shares represented by the proxies will be voted, in the absence of contrary instructions, in the discretion of the persons named in the proxy.


INDEPENDENT ACCOUNTANTS

         Deloitte & Touche LLP has served as the Company's independent accountants since August 1999. Deloitte & Touch audited the Company's financial statements for the fiscal year ended December 31, 2003, and one or more representatives of Deloitte & Touche will be present at the Annual Meeting to respond to questions and make a statement should they desire to do so.


AUDIT AND NON-AUDIT FEES

         The following table presents fees for professional audit services rendered by Deloitte & Touche LLP for the audit of the Company's consolidated financial statements for the years ended December 31, 2002, and December 31, 2003, and fees billed for other services rendered by Deloitte & Touche LLP during those periods:

                                           2003                   2002
                                      ---------              ---------
       Audit fees                     $ 392,150              $ 343,000
       Audit-related fees               120,425                 73,988
       Tax fees                           9,075                  3,800
                                      ---------              ---------
       Total                          $ 521,650              $ 420,788
                                      =========              =========

         Audit Fees. Consists of fees the Company paid Deloitte & Touche LLP for professional services for the audit of the Company's consolidated financial statements included in the Company's Annual Report on Form 10-K and review of financial statements included in the Company's Quarterly Reports on Form 10-Q, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

         Audit-related fees. Represents fees billed by Deloitte & Touche LLP for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements and primarily represent services provided in connection with the Company's acquisition of Wise Optical in 2003 and capital restructuring and discontinued operations in 2002.

         Tax fees. Consists of fees for tax compliance, tax advice, and tax planning.

         All other fees. For the fiscal years ended December 31, 2003 and 2002, there were no services provided by Deloitte & Touche LLP in this category.

         The Audit Committee has considered whether the provision of non-audit services by Deloitte & Touche LLP is compatible with maintaining their independence and has concluded that it is.

         The Audit Committee approves in advance all audit and permissible non-audit services (including the fees and terms thereof) to be provided to the Company and its subsidiaries by its independent accountants, subject to the de minimus exceptions for non-audit services under the Securities Exchange Act of 1934.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and persons who own more than 10% of the Company's capital stock to file with the Securities and Exchange Commission, the American Stock Exchange and the Company reports regarding their ownership of the Company's capital stock. Based solely upon reports and representations submitted by the directors, executive officers and holders of more than 10% of the Company's capital stock, the Company believes that all persons filed the required reports during the year ended December 31, 2003.

ANNUAL REPORT

         A copy of the Company's 2003 Annual Report to Stockholders is being mailed to stockholders along with this Proxy Statement. Any stockholder who has not received a copy of the 2003 Annual Report to Stockholders and wishes to do so should contact the Company's Corporate Secretary by mail at OptiCare Health Systems, Inc., 87 Grandview Avenue, Waterbury, Connecticut 06708 or by telephone at (203) 596-2236.

FORM 10-K

         The Company will provide, without charge, to each stockholder as of the Record Date, on the written request of the stockholder, a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2003, including the financial statements and schedules, as filed with the Securities and Exchange Commission. Stockholders should direct the written request to the Company's Corporate Secretary at OptiCare Health Systems, Inc., 87 Grandview Avenue, Waterbury, Connecticut 06708 or by telephone at (203) 596-2236.

PROPOSALS BY STOCKHOLDERS

         Any proposal of a stockholder intended to be presented at the Annual Meeting of Stockholders to be held in 2005 must be received by the Company no later than December 17, 2004, to be considered for inclusion in the Proxy Statement and form of proxy for the 2005 Annual Meeting. Proposals must comply with Rule 14a-8 promulgated by the Securities and Exchange Commission pursuant to the Exchange Act. If the Company does not receive notice of any matter to be considered for presentation at the 2005 Annual Meeting, although not included in the proxy statement, by March 1, 2005, management proxies may confer discretionary authority to vote on the matters presented at the 2005 Annual Meeting by a stockholder in accordance with Rule 14a-4 under the Securities Exchange Act of 1934, as amended. All stockholder proposals should be sent to the Company's Corporate Secretary at OptiCare Heath Systems, Inc. 87 Grandview Avenue, Waterbury, Connecticut 06708.


                                   FOR THE BOARD OF DIRECTORS

                                   Christopher J. Walls
                                   Vice President, General Counsel and Secretary

                                                                      APPENDIX A


                             AUDIT COMMITTEE CHARTER
                                       FOR
                          OPTICARE HEALTH SYSTEMS, INC.


                              PURPOSE OF COMMITTEE

THE PURPOSE OF THE AUDIT COMMITTEE (THE "Committee") OF THE BOARD OF DIRECTORS (THE "Board") OF OPTICARE HEALTH SYSTEMS, INC. (THE "Company") IS TO ASSIST THE BOARD IN FULFILLING THE BOARD'S RESPONSIBILITIES TO THE COMPANY'S STOCKHOLDERS WITH OVERSIGHT OF (I) THE RELIABILITY AND INTEGRITY OF THE COMPANY'S ACCOUNTING POLICIES, FINANCIAL REPORTING, DISCLOSURE PRACTICES AND FINANCIAL STATEMENTS,
(II) THE COMPANY'S COMPLIANCE WITH LEGAL, REGULATORY AND CORPORATE REQUIREMENTS,
(III) THE COMPANY'S INDEPENDENT AUDITOR'S QUALIFICATIONS AND INDEPENDENCE, AND
(IV) THE PERFORMANCE OF THE COMPANY'S INTERNAL CONTROLS OVER FINANCIAL REPORTING, INTERNAL AUDIT FUNCTIONS AND INDEPENDENT AUDITORS.

The function of the Committee is oversight. It is not the Committee's responsibility to certify the Company's financial statements or to guarantee the report of the independent auditor. The Company's management is responsible for the (i) preparation, presentation and integrity of the Company's financial statements, (ii) maintenance of appropriate accounting and financial reporting principles and policies, and (iii) maintenance of internal controls over financial reporting designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditor is responsible for planning and carrying out a proper audit and reviews. In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Company. As such, it is not the duty or responsibility of the Committee or its members to conduct auditing or accounting reviews or procedures, except to the extent described below under "Performance Evaluations". Each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information, (ii) the accuracy of the financial and other information provided to the Committee by such persons and organizations absent actual knowledge to the contrary (which shall be promptly reported to the Company's Board) and (iii) representations made by management or the independent auditor as to any non-audit services provided by the independent auditor to the Company. In addition, the evaluation of the Company's financial statements by the Committee is not of the same scope as, and does not involve the extent of detail as, audits performed by the independent auditor, nor does the Committee's evaluation substitute for the responsibilities of the Company's management for preparing, or the independent auditor for auditing, the financial statements.

COMMITTEE DUTIES AND RESPONSIBILITIES

The duties and responsibilities of the Committee are to:

         1. Retain and terminate the Company's independent auditors (subject, if applicable, to shareholder ratification). The Committee shall have the sole authority to approve in advance all audit engagement fees and terms, as well as all non-audit engagements with the independent auditor except that the Committee need not pre-approve non-audit services that are determined to be de minimis under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

         2. On a periodic basis, receive from, and review and discuss with, the independent auditor a formal written statement delineating all relationships between the independent auditor and the Company consistent with Independence Standards Board Standard 1. After reviewing the foregoing reports and the independent auditor's work throughout the year, the Committee shall evaluate the auditor's qualifications, performance and independence, with discussion with the Board, if necessary. This evaluation shall include the review and evaluation of the lead partner of the independent auditor and the appropriateness of rotating the audit firm itself (included in such review, ensuring that the lead or coordinating audit partner having primary responsibility for the audit, or the audit partner responsible for reviewing the audit does not perform audit services for the Company for more than five (5) consecutive fiscal years). In making its evaluation, the Committee shall take into account the opinions of management and the Company's internal auditors (or other personnel responsible for the internal audit function). The Committee shall present its conclusions with respect to the independent auditor to the full Board and make recommendations, if necessary, that the Board take appropriate action to satisfy itself of the auditor's independence and other necessary actions.

         3. Meet and discuss prior to their filing the annual audited financial statements and Forms 10-K and quarterly financial statements and Forms 10-Q with management and the independent auditor.

         4. As appropriate, obtain advice and assistance from and retain outside legal, accounting or other advisors, without needing to seek approval for the retention of such advisors from the Board, which will be fully paid by the Company. The Committee shall determine appropriate compensation for any advisor retained by the Committee.

         5. Review with the independent auditor any audit problems or difficulties and management's response. The Committee must regularly review with the independent auditor any difficulties the auditor encountered in the course of the audit work, including any restrictions on the scope of the independent auditor's activities or on access to requested information, and any significant disagreements with management. The review should also include discussion of the responsibilities, budget and staffing of the Company's internal audit function. In consultation with the independent auditor and the internal auditors, review the integrity of the Company's financial reporting processes, both internal and external. The Committee shall report regularly to and review with the full Board any issues that arise with respect to the quality or integrity of the Company's financial statements, compliance with legal or regulatory requirements, the performance and independence of the independent auditor, or the performance of the internal audit function.

         6. Set clear hiring policies for the hiring by the Company of employees or former employees of the independent auditors.

         7. Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company, regarding accounting, internal accounting controls, or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

         8. Report regularly to the Board. The Committee should review with the full Board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors, or the performance of the internal audit function.

         9. Review, with the Company's counsel, any legal matter that could have a significant impact on the Company's financial statements.

         10. Maintain minutes or other records of meetings and activities of the Committee.

         11. Review and approve, prior to the Company's entry into any such transactions, all transactions between the Company and its executive officers, members of its Board, beneficial holders of more than 5% of the Company's securities, immediate family members of any of the foregoing persons, and any other parties whom the Board determines may be considered to be related parties.

         12. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

COMMITTEE MEMBERSHIP

The Committee shall consist of at least three members of the Board, each of whom shall meet the independence and experience requirements of Section 10A(m)(3) of the Exchange Act, the rules and regulations promulgated thereunder, the rules of the American Stock Exchange ("AMEX") and any other securities exchange on which the Company's securities are listed, as such laws, rules and regulations may be amended from time to time; provided, that any non-independent director serving on the Committee pursuant to the "exceptional and limited circumstances" exception available under AMEX rules may not serve on the Committee for more than two (2) years; and provided, further, that such non-independent director may not be permitted to serve as chairperson of the Committee. At least one member of the Committee shall be financially sophisticated as defined by having experience in finance or accounting, professional certification in accounting, or any other comparable experience or background, such as being or having been a chief executive officer or chief financial officer or other senior officer with financial oversight responsibilities. The Company shall disclose, in its annual report, whether or not, and if not, the reasons therefor, the Committee includes at least one Committee Financial Expert, as defined by the Exchange Act.

The members of the Committee shall be appointed by the Board, and shall serve at the pleasure of the Board for such term or terms as the Board may determine.

The Compensation to be paid by the Company to any Committee member must consist solely of director's fees; provided, however, that pension or other deferred compensation that is not contingent on future service to the Company will not be deemed to violate this requirement. Committee members may, however, receive greater fees than those received for Board service by other Board members, in light of the heightened responsibilities to the Company.

COMMITTEE STRUCTURE AND OPERATIONS

The Committee shall meet at least on a quarterly basis. A majority of the Committee shall constitute a quorum. The Board will designate a member of the Committee as its chairperson. The Committee may act by a majority of the members present at a meeting of the Committee. In the event of a tie vote on any issue, the chairperson's vote shall decide the issue. The Committee shall meet in person or telephonically at least four times a year at a time and place determined by the Committee chairperson, with further meetings to occur when deemed necessary or desirable by the Committee or its chairperson. The Committee may delegate some or all of its duties to a subcommittee comprising one or more members of the Committee (but in the instance where such delegation relates to the pre-approval of non-audit services, the decisions of any such subcommittee to which such authority is delegated shall be presented to the full Committee at each of its scheduled meetings). The Committee may ask members of management or others whose advice and counsel are relevant to the issues then being considered by the Committee to attend any meetings and to provide such pertinent information as the Committee may request and as part of its job to foster open communication, the Committee should meet separately, at least annually, with management, the director of the internal auditing department and the independent auditor to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its chairperson should meet separately with the independent auditor, and management quarterly to review the Company's financial statements in accordance with the Committee's duties and responsibilities set forth above.

PERFORMANCE EVALUATION

The Committee shall review the adequacy of this charter and evaluate its performance hereunder at least annually and present such report to the full Board. Such report shall include any recommended changes to this charter.

While the fundamental responsibility for the Company's financial statements and disclosures rests with management and the independent auditor, the Committee shall review and approve, if appropriate: (i) major issues regarding accounting principles, and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; (ii) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of using alternative methods under generally accepted accounting principles ("GAAP") on the financial statements and the treatment preferred by the independent auditor; (iii) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; (iv) earnings press releases (paying particular attention to any use of "pro forma," or "adjusted" non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies; and
(v) other material written communications between the independent auditor and management of the Company, such as management letters or schedules of adjustments.

RESOURCES AND AUTHORITY OF THE COMMITTEE

In discharging its oversight responsibilities, the Committee shall have unrestricted access to the Company's management, books and records and the authority to retain outside counsel, accountants or other consultants in the Committee's sole discretion. The Committee may direct any officer of the Company, the independent auditor and/or the Company's internal audit staff to inquire into and report to the Committee on any matter.

Nothing contained in this charter is intended to, or should be construed as, creating any responsibility or liability of the members of the Committee except to the extent otherwise provided under applicable Delaware law which shall continue to set the legal standard for the conduct of the members of the Committee.

                          OPTICARE HEALTH SYSTEMS, INC.
                               87 GRANDVIEW AVENUE
                          WATERBURY, CONNECTICUT 06708


                   ANNUAL MEETING OF STOCKHOLDERS, MAY 7, 2004
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby acknowledges receipt of the Notice and Proxy Statement dated April 15, 2004 in connection with the 2004 Annual Meeting of Stockholders and hereby appoints Dean J. Yimoyines and Christopher J. Walls, as proxies each with full power to act alone and of substitution, and hereby authorizes them to appear and vote as designated below, all shares of Common Stock of OptiCare Health Systems, Inc. held of record by the undersigned on March 24, 2004 at the Annual Meeting of Stockholders to be held on May 7, 2004 at 12:00 p.m. and any adjournments or postponements thereof and upon any and all matters which may properly be brought before the meeting or any adjournments or postponements thereof, thereby and hereby revokes all earlier proxies of the undersigned.

         The undersigned hereby directs this Proxy to be voted:

1.       Election of directors:

         For the election as directors of all nominees listed below          [ ]
          (except as marked to the contrary below)
                           or
         WITHHOLD AUTHORITY to vote for all nominees listed below            [ ]

         Eric J. Bertrand
         Norman S. Drubner, Esq.
         Mark S. Hoffman
         Richard L. Huber
         Clark A. Johnson
         Melvin Meskin
         Mark S. Newman
         Dean J. Yimoyines, M.D.

(Instructions: To withhold authority to vote for any of the above listed nominees, please strike a line through that individual's name.)

2. In their discretion, the named proxies may vote on such other business as may properly come before the Annual Meeting, or any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE STOCKHOLDER'S SPECIFICATIONS ABOVE. THE PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS TO THE UNDERSIGNED.

Date:            , 2004
     ------------                                    ---------------------------
                                                     Signature of Stockholder

                                                     ---------------------------
                                                     Signature if held jointly


NOTE: PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. IF SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN OR OTHER REPRESENTATIVE CAPACITY, PLEASE GIVE FULL TITLE. IF SIGNING ON BEHALF OF A CORPORATION, PARTNERSHIP OR OTHER LEGAL ENTITY, PLEASE SIGN IN CORPORATE, PARTNERSHIP OR ENTITY NAME AND GIVE FULL TITLE.